Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Blue Gold Limited

(Exact Name of Registrant as Specified in its Charter)

CALCULATION OF REGISTRATION FEE

	Security type	Title of each class of security to be registered	Fee calculation rule	Amount to be registered(1)	Proposed maximum offering price per security			Proposed maximum aggregate offering price		Fee rate	Amount of registration fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares(9)	457(c) and 457(f)(1)	13,160,000		$11.44		$150,550,400		0.00014760	22,221.24
Fees Previously Paid	Equity	Ordinary Shares(3)(6)	457(c) and 457(f)(1)	10,527,672		$11.30	(2)	$118,962,694	(2)	0.00014760	$17,558.90
	Equity	Ordinary Shares(4)(6)(7)	457(f)(2)	11,450,000	$	N/A	(7)	$0		0.00014760	$0.01
	Equity	Warrants(5)(6)	457(f)(1)	23,200,000		$0.06	(2)	$1,392,000	(2)	0.00014760	$205.46
		Total Offering Amounts						$270,905,094		0.00014760	$39,985.61
		Total Fees Previously Paid									$17,764.37
		Net Fee Due									$22,221.24	(8)

(1)	All securities being registered will be issued by Blue Gold Limited, a Cayman Islands exempted company (“Blue Gold Limited”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.
(2)	Based on the average of the high and low prices on June 7, 2024 of the ordinary shares of Perception Capital Corp. IV (“Perception”) which is the company to which the registrant, Blue Gold Limited, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus.
(3)	Consists of ordinary shares of Blue Gold Limited (“Ordinary Shares”) issuable in exchange for outstanding securities of Perception upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, including (i) 1 Blue Gold Limited Ordinary Share issuable in exchange for Class B ordinary share of Perception issued to the initial shareholders of Perception prior to its initial public offering, (ii) up to 4,777,672 Ordinary Shares issuable in exchange for Class A ordinary shares of Perception held by its public shareholders, (iii) 3,749,999 Ordinary Shares issuable in exchange for Class A ordinary shares of Perception that were issued in exchange for Perception Class B ordinary shares, and (iv) 2,000,000 Ordinary Shares to be issued in connection with the conversion of a convertible note The Registrant will not receive any consideration in connection with this exchange.
(4)	Consists of Ordinary Shares issuable to the security holders of Blue Gold Holdings Limited, in connection with the Business Combination.
(5)	Consists of Blue Gold Limited Warrants issuable in exchange for outstanding warrants of Perception, which includes (i) 11,500,000 warrants to purchase one ordinary share at a price of $11.50 per share included in the Units (“Public Warrants”), (ii) 11,700,000 warrants to purchase one ordinary share at a price of $11.50 per share (“Private Warrants”) that were issued in a private placement that closed simultaneously with Perception’s initial public offering. In accordance with Rule 457(f)(1), the fee is calculated based on the average of the high and low market price on the NYSE of $0.06 per warrant as of June 12, 2024.
(6)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.
(7)	There is no market for the shares of Blue Gold Holdings Limited that will be surrendered in connection with the Business Combination. Accordingly, the proposed maximum aggregate offering price is calculated to be equal to the aggregate book value of the shares of Blue Gold Holdings Limited pursuant to Rule 457(f)(2) of the Securities Act which is zero.
(8)	Paid herewith.
(9)	Consists of Ordinary Shares issuable in exchange for the (i) 975,000 Class A Ordinary Shares that were issued in exchange for the private placement warrants of Perception pursuant to the Warrant Exchange Agreements entered into with the Managing Sponsor and Former Sponsor and (ii) 12,185,000 Ordinary Shares that are issuable upon conversion of the 609,250 preference shares issued by Perception to BCMP Services Limited that are outstanding securities of Perception upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus.
(10)	Based on the average of the high and low prices on September 20, 2024 of the Ordinary Shares of Perception which is the company to which the registrant, Blue Gold Limited, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus.